As filed with the Securities and Exchange Commission on June 28,2000.

                                        Registration No. 33-44282
=============================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                       --------------------

               POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                       --------------------

                        Honeywell Inc.
     (Exact name of registrant as specified in its charter)

                 Delaware                             22-2640650
        (State or other jurisdiction               (I.R.S. Employer
      of incorporation or organization)          Identification Number)

              P.O. Box 4000
           Morristown, New Jersey                      07962-2497
   (Address of Principal Executive Offices)            (Zip Code)

                        --------------------

              Honeywell Retirement Investment Plan
                    (Full title of the plan)
                        --------------------

                    PETER M. KREINDLER, ESQ.
              Vice President and General Counsel
                         Honeywell Inc.
                       101 Columbia Road
             Morris Township, New Jersey 07962-2497
            (Name and address of agent for service)
                        (973) 455-2000
  (Telephone number, including area code of agent for service)


     The registrant hereby deregisters the shares of Honeywell Inc. common stock registered on its registration statement on Form S-8 (Registration No. 33-44282) and not previously sold under the Honeywell Retirement Investment Plan, as well as plan interests in the Plan. In connection with the merger on December 1, 1999 involving AlliedSignal Inc. and Honeywell Inc., the Plan was merged into the Honeywell Savings and Ownership Plan I (formerly known as the AlliedSignal Savings Plan) effective April 1, 2000. As such, no plan interests for the Plan or rights to acquire common stock of Honeywell Inc. pursuant to the Plan are outstanding on the date of hereof.


                           SIGNATURES

    Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 28th day of June, 2000.

                                           Honeywell Inc.


                                           By:  /s/Peter M. Kreindler
                                                ----------------------
                                                   Peter M. Kreindler
                                                    Vice President and
                                                     General Counsel

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Name                         Title                          Date
     ----                         -----                          ----

/s/ Michael R. Bonsignore    Chief Executive Officer         June 28, 2000
--------------------------
   (Michael R. Bonsignore)

/s/ Kathleen M. Gibson       Director                        June 28, 2000
--------------------------
    (Kathleen M. Gibson)

/s/ James T. Porter          Director                        June 28, 2000
--------------------------
   (James T. Porter)

/s/ Richard F. Wallman       Director, Vice President and    June 28, 2000
--------------------------     Chief Financial Officer
   (Richard F. Wallman)          (Principal Financial Officer)

/s/ Philip M. Palazzari       Vice President and             June 28, 2000
---------------------------     Controller (Principal)
   (Philip M. Palazzari)         Accounting Officer)


    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 28th day of June, 2000.

                          Honeywell Savings and Ownership Plan
                          I, as successor to Honeywell
                          Retirement Investment Plan



                           By:/s/Brian J. Marcotte
                              ----------------------------
                                 Brian J. Marcotte
                                   Vice President- Benefits
                                     Honeywell International Inc.